Exhibit 34 a)
[PRICEWATERHOUSECOOPERS LOGO]
PricewaterhouseCoopers LLP
10 Tenth Street, Northwest
Suite 1400
Atlanta,. G4 30303-3351
Telephone (678)419 1000
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Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of
Assurant, Inc.:

We have examined management's assertion, included in the accompanying management's Report on
Assessment of Compliance with I 122(d)(2)(vi) and II22(d)(4)(xi) of Regulation AS Servicing Criteria,
that American Security Insurance Company, Standard Guaranty Insurance Company and Safeco
Financial Institution Solutions, Inc. (affiliates of Assurant Inc., collectively the "Asserting Party')
complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange
Commission's Regulation AB for all mortgage loan-tracking transactions for which the Asserting Party served as a Vendor on behalf of Servicers for such asset-backed securities transactions that were registered after January 1, 2006 with the Securities and Exchange Commission pursuant to the
Securities Act of 1933 (the "Platform', as of December 31, 2005 and for the year then ended, excluding (i) criteria 1122(d)(l)(i) through 1122 (d)(1)iv), 1122 (d)(2)(i) through 1122(d)(2)(v),
1122(d)(2)(vii), 1122(d)(3)(i) through 1122(d)(3)(iv), 1122((4)(i) through 1122(d)(4)(x) and I
122(d)(4)(xii through 1122(d)(4)(xv), which the Asserting Party has determined are not applicable to the activities performed by It with respect to the Platform and (ii), criterion 1122(d)(4)(xii), which relates to servicing activities that are applicable to the Platform, big are excluded from the scope of management's assertion and are not reported on herein. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary In the circumstances. Our examination included testing of selected asset-
backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Our procedures were limited to the selected transactions and servicing activities performed by the
Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion.
Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that the Asserting Party complied with the aforementioned applicable servicing criteria as of and for the year ended December 31. 2006 for the Platform is fairly stated, in all material respects.

/s/ PricewaterhouseCoopers LLP

Atlanta. Georgia

February 23,2007
Exhibit 34 b)

[Ernst & Young logo]

Earnst & Young LLP
Suite 3300
Phone: (720) 931-4000
370 17
th
Street Fax: (720) 931-4444
Denver, Colorado 80202-5663
Report of Independent Registered Public Accounting Firm
Regulation AB Item 1122 Master Servicing Platform

Board of Directors
Aurora Loan Services LLC
We have examined management's assertion, included in the accompanying Certification Regarding
Compliance with Applicable Servicing Criteria (the "Management Certification"), that Aurora Loan
Services LLC (the "Company"), a wholly-owned subsidiary of Lehman Brothers Bank FSB, complied with the servicing criteria set forth in Item 1122 (d) of the Securities and Exchange
Commission's Regulation AB for the residential mortgage loan master servicing compliance platform
(the "Regulation AB Item 1122 Master Servicing Platform"), as defined in the Management
Certification, as of and for the year ended December 31, 2006, except for criteria 1122(d)(1)(ii),
1122(d)(l)(iii), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(3)(i)(C), 1122(d)(4)(i), 1122(d)(4)(ii),
1122(d)(4)(iv) through 1122(d)(4)(xiii), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities performed by them with respect to the Regulation AB Item 1122
Master Servicing Platform covered by this report. Management is responsible for the Company's compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the applicable servicing criteria based on our examination.
Our examination was conducted in accordance with attestation standards established by the American
Institute of Certified Public Accountants, as adopted by the Public Company Accounting Oversight
Board (United States) and, accordingly, included examining, on a test basis, evidence about the
Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Regulation AB Item 1122
Master Servicing Platform, testing of less than all of the servicing activities related to the Regulation
AB Item 1122 Master Servicing Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the applicable servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2006 for the Regulation AB
1122 Master Servicing Platform is fairly stated, in all material respects.

/s/ Ernst & Young LLP
March 13, 2007
Exhibit 34 c)

PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers LLP
300 Madison Avenue
New York NY 10017
Telephone (846) 471-3000
www.pwc.com
Report of Independent Registered Public Accounting Firm
To the Board of Directors of Residential Capital, LLC:

We have examined management's assertion, included in the accompanying Managements
Assertion Concerning Compliance with Regulation AS Item 1122 Servicing Criteria, that GMAC
Mortgage, LLC (the "Company", a subsidiary of Residential Capital, LLC, complied with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's
Regulation AB for the GMACM Private Platform (the "Platform"). as of and for the year then ended December 31. 2006. excluding criteria 1122(d)(1)(iii); 1122(d)(2)(iv); 1122(d)(3)(i)(ii);
and 1122(d)(4)(i),(ii), which the Company has determined are not applicable to the servicing activities performed by it with respect to the Platform. Appendix A to management's assertion identifies the individual asset-backed transactions and securities defined by management as constituting the Platform. Management is responsible for the Company's compliance with the servicing criteria. Our responsibility is to express an opinion on managements assertion based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, including examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary In the circumstances. Our examination included testing of selected asset- backed transactions and securities that comprise the Platform, testing of selected servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the app1icable servicing criteria, Our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to detect noncompliance arising from errors that may have occurred prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, managements assertion that the Company complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2006, for the GMACM
Private Platform is fairly stated, in all material respects
/s/ PricewaterhouseCoopers LLP

New York, New York
March 6, 2007
Exhibit 34 d)

[Ernst & Young logo]

Ernst & Young LLP Phone: (703) 747-1000
8484 Westpark Drive www.ey.com
McLean, VA 22102

Report of Independent Registered Public Accounting Firm

Board of Directors
GreenPoint Mortgage Funding, Inc.

We have examined management's assertion included in the accompanying report of
Certification Regarding Compliance with Applicable Servicing Criteria, that GreenPoint
Mortgage Funding, Inc. (the "Company") complied with the servicing criteria set forth in
Item 1122 (d) of the Securities and Exchange Commission's Regulation All for the
residential mortgage loan servicing platform, except for the instances of material noncompliance described therein, as of and for the year ended December 31, 2006, and except for criteria 1122(d)(l)(iii), 1122(d)(4)(i), 1122(d)(4)(xi), 1122(d)(4)(xii), and
1122(d)(4)(xv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report.
Management is responsible for the Company's compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management's assertion about the
Company's compliance with the applicable servicing criteria based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, as adopted by the Public
Company Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria and as permitted by the Interpretation 17.06 of the
SEC Division of Corporation Finance Manual of Publicly Available Telephone
Interpretations ("Interpretation 17.06"). Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
As described in management's assertion, for servicing criteria 1122(d)(2)(i) and
1122(d)(4)(iv), the Company has engaged various vendors to perform the activities required by these servicing criteria. The Company has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and the
Company has elected to take responsibility for assessing compliance with the applicable servicing criteria applicable to each vendor as permitted by Interpretation 17.06.
As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with servicing criteria applicable to each vendor. The
Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Company's eligibility to apply Interpretation 17.06.

Our examination disclosed the following material noncompliance with servicing criteria
1122(d)(1)(i), 1122(d)(2)(iv), and 1122(d)(3)(ii) applicable to the Company's platform covered by this report during the year ended December 31, 2006. 1122(d)(1)(i) - There were no policies and procedures instituted to monitor the performance or other triggers and events of defaults in accordance with the transaction agreements; 1122(d)(2)(iv) -
The related accounts for each transaction were not separately maintained as set forth in the transaction agreements; and, 1122(d)(3)(ii) - Amounts due to investors were not remitted in accordance with the timeframes set forth in the transaction agreements.

The information in the Certification Regarding Compliance with Applicable Servicing
Criteria in Item 2 of Appendix B (i.e., remediation procedures) is presented by the
Company for information purposes. Such information has not been subjected to the procedures applied in our examination of management's assertion as described above, and accordingly, we express no opinion on it.

In our opinion, except for the material noncompliance described in the fourth paragraph, the Company complied, in all material respects, with the aforementioned servicing criteria, including servicing criteria 1 122(d)(2)(i) and II 22(d)(4)(iv) for which compliance is determined based on Interpretation 17.06 as described above, as of and for the year ended December 31, 2006 for the residential mortgage loan servicing platform.

/s/ Ernst & Young LLP

March 1, 2007
Exhibit 34 e)
Grant Thornton LOGO
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
LandAmerica Tax and Flood Services, Inc.

We have examined management's assertion, included in the accompanying Report on Assessment of
Compliance with Regulation AB Servicing Criteria ("Management's Report"), that LandAmerica Tax and
Flood Services, Inc. (the "Company') complied with the servicing criteria, set forth in Item 1122(d) of the
US Securities and Exchange Commission's Regulation AB for the residential mortgage backed securities for which the Company served as third-party property tax payment provider on the underlying collateral
(the "Platform") as of and for the year ended December 31, 2006, excluding criteria 1122(d)(1)(i)-(iv),
1122(d)(2)(i)-(vii), 1122(d)(3)(i)-(iv), 1l22(d)(4)(i)-(x) and
1122(d)(4)(xii)-(xv), which management has determined are not applicable to the activities performed by the Company with respect to the Platform Management is responsible for the Company's compliance with the applicable servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the applicable servicing criteria for the Platform based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining on a test basis, evidence about the
Company's compliance with the applicable servicing criteria for the Platform and performing such other procedures as we considered necessary in the circumstances. Our examination included testing selected asset-backed transactions and securities constituting the Platform and evaluating whether the Company performed servicing activities related to those transactions and securities in compliance with the applicable servicing criteria for the period covered by this report Accordingly, our testing may not have included servicing activities related to each asset-backed transaction or security constituting the Platform,. Further, our examination was not designed to detect material noncompliance that may have occurred prior to the period covered by this report and that may have affected the Company's servicing activities during the period covered by this report. We believe that our examination provides a reasonable basis for our opinion.
Our examination does not provide a legal determination on the Company's compliance with the applicable servicing criteria

In our opinion, management's assertion that LandAmerica Tax and Food Services, Inc. complied with the aforementioned applicable servicing criteria as of and for the year ended December 31, 2006 is fairly stated, in all material respect.

/s/ Grant Thornton LLP

Irvine, CA
February 20, 2007

18400 Von, Karman Avenue
Suite 900
Irvine, CA 92612-0525
T 949.553.1600
F 949.553.0163
www.grantthornton.com

Grant Thornton LLP
Us member of Grant Thornton International
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Ernst & Young
LLP
220 South Sixth Street, Ste. 1400
Minneapolis, MN 55402-4509
Phone: (612) 343-1000
www.ey.com
0703-0810453
A Member Practice of Ernst & Young Global
Report of Independent Registered Public Accounting Firm
We have examined management's assertion, included in the accompanying Report on
Assessment of Compliance with SEC Regulation B Servicing Criteria, that U.S. Bank National
Association
(the Company) complied with the servicing criteria set forth in
Item 1122 (d) of the Securities and Exchange Commission's Regulation AB for the Corporate
Trust Asset Backed Securities platform (the Platform) as of and for the year ended December
31, 2006, except for criteria 1122 (d)(1)(iii) and 1122 (d)(4)(iv) through 1122 (d)(4)(xiv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report. Management is responsible for the
Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the
Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the
year ended December 31, 2006, for
the Corporate Trust Asset Backed Securities platform is fairly stated, in all material respects.
/s/ Ernst & Young LLP
February 26, 2007
Exhibit 34 f)